As filed with the Securities and Exchange Commission on April 2, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUI Global, Inc.

(Name of Small Business Issuer in Its Charter)

Colorado	3670	84-1463284
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

20050 SW 112th Avenue

Tualatin, Oregon 97062

(503) 612-2300

(Address and Telephone Number of Principal

Executive Offices)

William J. Clough, President

CUI Global, Inc.

20050 SW 112th Avenue

Tualatin, Oregon 97062

(503) 612-2300

(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street,

Clearwater, Florida 33756

Telephone: (727) 461-1818

Facsimile: (727) 462-0365

(Issuer's Counsel)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of Registration fee (4)
Common Stock par value $0.001 (3)	570,000	$4.50	$2,565,000
Total	570,000	$4.50	$2,565,000	$298

(1)	In accordance with Rule 416(a), as amended (the "Securities Act"), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) of the Securities Act.
(3)	Represents up to an aggregate of 570,000 shares of CUI Global, Inc. common stock offered by the selling stockholders named in this prospectus registered in connection with our private placement in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.
(4)	$298 paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated April __, 2012

570,000 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 570,000 shares of common stock of CUI Global, Inc. (“CUI” or the “Company”) by the selling stockholders named in this prospectus.

The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution.” Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

The Company will not receive any of the proceeds from the sale of these shares by the selling stockholders.

The shares of the Company’s common stock are listed on The Nasdaq Stock Market under the symbol “CUI.” On March 29, 2012, the closing price of the Company’s shares was $4.85 per share.

Investing in our securities involves certain risks. See “Risk Factors” at page 14 of this Prospectus for a description of certain factors that you should consider prior to purchasing the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April __, 2012.

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TABLE OF CONTENTS

Prospectus Summary	6
The Offering	13
Risk Factors	14
Our Products	8
Use of Proceeds	30
Selling Security Holders	30
Plan of Distribution	31
Description of Securities	33
Interests of Named Experts and Counsel	34
Incorporation of Certain Documents by Reference	35
Where You Can Find Additional Information	36
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	36

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post−effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 14 and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” References to “we,” “our,” “us,” the “Company,” or “CUI Global” refer to CUI Global, Inc., a Colorado corporation.

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Company Overview

We are an electronics platform company currently delivering more than 20,000 separate products into the marketplace. We are dedicated to and focused on the acquisition, development and commercialization of new, innovative electronic technologies/products to add to our product portfolio. We seek out market-ready technologies and, using our 20+ years experience in the electronics industry and our diversified platform of distribution, marketing, sales, R&D and engineering support, we bring that technology into the market place, joining our more than 20,000 current stock keeping units (“SKU’s”). Our platform consists of a financial, marketing, sales, engineering and administrative group dedicated to directing and supporting three separate market silos. Those silos include: (1) Power Supply Units (“PSU”), which consists of industrial power supplies (both internal and external) and our patented, proprietary technologies, Novum® Advanced Power and Solus™ Power Topology. Novum incorporates our digital power modules, providing programmable power chips to leading network and telecommunication companies. Solus enhances that capability by providing a more efficient power supply source, currently in the form of a ¼ brick, but scalable to serve numerous customer needs; (2) Test & Measurement, which is the oldest part of our business and, along with providing probes and other test devices, incorporates our unique Vergence™ Inferential Gas Metering Technology and the GasPT2 device, which we have branded under the name Vergence; and, (3) Electronic Components, which includes our more than 20,000 SKU’s and our proprietary motion control devices. From what we consider to be the world's smallest optical shaft encoder, to our innovative proprietary technology utilized in the AMT modular encoder, we are positioning ourselves to be a preeminent source for motion control products

We have built and continue to build a diversified portfolio of industry leading technologies that touch many markets. We focus on the original equipment manufacturer (OEM) market and supply higher levels of support, customer service and a constantly expanding product line, in order to further differentiate with our competitors. This product line typically ranges from a $0.02 connector to a $700 encoder – all different products for different customers.

We focus our market knowledge, industry network and reputation within the electronics industry into locating, identifying and acquiring market-ready electronic technologies. Once identified, we put considerable effort into our due diligence process. That process is designed to ensure that we only acquire market-ready technologies which are synergistic to our diversified electronics portfolio. Once acquired, we assign a team of engineers, market specialists and sales executives to implement our commercialization strategy. That “end-to-end”strategy incorporates everything from branding, to market/product surveys, to identification of appropriate market partners and more.

We are led by a management team and board of directors with substantial experience in publicly traded companies. Our President & CEO, William Clough, a former California litigator and Hastings College of the Law Graduate, has been with the company for more than six years. Mr. Clough has extensive SEC experience and was the inventor/patent holder of one of the company’s early thermal management patents. Along with his other responsibilities, Mr. Clough spearheads our Vergence Natural Gas Metering Division. The company’s CFO, Daniel Ford has previous experience with KPMG and brings a large company perspective to a small company with big potential. Mr. Ford has consistently moved CUI into position for profitability, efficiency and forward thinking, transforming many of CUI’s accounting, inventory management and vendor relations processes. Our COO, Matt McKenzie has an extensive background in the electronics industry and with expertise in distribution, sales and supply chain management. In conjunction with our CTO, Duwang Li, Mr. McKenzie developed one of our most successful and profitable business divisions and brands, V-Infinity product line. The company’s CTO, Duwang Li, holds a doctoral degree in power electronics from Portland State University for which he made contributions in advanced analysis of power conversion topologies and architectures. In his current role, Dr. Li has been responsible for defining the company’s power technology road map and the establishment of a core IP portfolio in high performance power conversion that we believe will serve as a foundation for future growth.

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Our Products and Product Categories

PSU’s

V-Infinity® Power

Our current power line, V-Infinity, consists of external and embedded ac-dc power supplies, dc-dc converters and basic digital point of load modules. This dynamic, broadly applicable product line accounts for a significant portion of our current revenue and recent revenue growth.

Novum® Advanced Power

We have developed the first fully featured digital point of load dc-dc converter in the power market under our Novum Advanced Power line of products. This product is a next generation product targeted at the intermediate bus power architecture that is prolifically used in the telecom and networking communications market. In September of 2010 we released full production versions of two point of load modules. We were finalists for the prestigious Golden Mousetrap Award and EDN Innovation Award for these parts in 2010. With the shift towards smarter, smaller and “greener” power requirements, engineers are seeking innovative solutions that allow them to keep pace with lower core voltages, faster transient response needs and increasing thermal issues that they face in their designs. Our recently introduced Novum NDM2 modules, with a full suite of digital features, specifically address these growing system complexities through intelligent power management. The NDM2 series is the first to be designed by the company as part of the Ericsson cooperation announced in July. The agreement formalizes a plan between the two companies to offer a multi-source digital POL platform based on the BMR46X series, with future plans to co-develop modules outside the existing range of 10~50A. We have also developed a middle ground product to ease the customer base into the benefits of digital in power. We developed a “smart module” that allows for the benefits of digital in the design cycle but when installed functions like a highly optimized analog unit. Initial traction for this product has been quite positive.

Solus™ Power Topology

We have a proprietary patented power topology for designing unique power circuits. This topology allows for higher efficiencies, densities, response time and price competitiveness that is otherwise unavailable. Our initial product designed using this topology is in the quarter brick dc-dc converter market. Solus is an entirely new topology, rich in features that accelerate the performance trend trajectories for the big-four power conversion needs in the telecom and server markets: greater efficiency; higher power density; reduced EMI (electro-magnetic interference); and faster transient response (4 times as fast). We have introduced the NQB2060 Novum quarter-brick bus converter as a prime example of the benchmark 720 watts output power performance using the Solus Topology. Since the Solus Topology maintains it effectiveness independent of the control method used, it can operate with analog voltage mode control, analog current mode control and various digital control profiles. We believe that unique feature opens the door for the company to implement this topology in a wide variety of power supply product platforms. We also believe that this topology will allow for at least a decade of new product designs and introductions.

As large scale networking and telecommunications companies convert to digital power, our early entry into the market, our unique Solus Topology and our relationship with Ericsson should enhance our ability to penetrate this (according to the Darnell Group) multi-billion dollar market.

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Test & Measurement

VergenceTM GasPT2

The Vergence natural gas inferential metering device, the GasPT2, is a low cost solution to measuring natural gas quality.  It can be connected to a natural gas system to provide a fast, accurate, close to real time measurement of the physical properties, such as thermal conductivity, speed of sound and carbon dioxide content.  From these measurements it infers an effective gas mixture comprising four components: methane, propane, nitrogen and measured carbon dioxide and then uses ISO6976 to calculate the gas quality characteristics of calorific value (CV), Wobbe index (WI), relative density (RD) and compression factor (Z)."

This technology has been certified for use in fiscal monitoring by Ofgem in the United Kingdom and SNAM RETE in Italy. At present, there is no equivalent product competition. There are instruments like gas chromatographs, but they are slower and more complicated to use and as much as double the price of the GasPT2. There are instruments like gas chromatographs (“GC”), but they are slower and more complicated to use and as much as double the price of the GasPT2. Coupled with the patented Vergence V-Probe, the Vergence Technology reduces the natural gas analysis time of current probe/GC monitoring equipment from an industry best of 14 minutes or more to as little as three (3) seconds.

In addition, we signed an exclusive 3-year distribution agreement for the United Kingdom with Orbital, the largest specialty gas engineering company in England. In conjunction with Orbital, we have introduced the combined Vergence GasPT2 unit and Vergence V-Probe to National Grid the largest gas transmission/distribution company in the UK. In January 2012 we entered into a second three (3) year, exclusive distribution agreement for our Vergence technology with an Italian company, SOCRATE s.p.a. for sales, marketing, distribution and service of our Vergence GasPT2 gas metering device for Italy and North Africa, including Libya and Tunisia. The agreement calls for sales of as many as 2,000 to 3,000 units and is valued from $40,000,000 to $60,000,000 over the three-year term.

By way of market/revenue size example, in the case of SNAM RETE, the Italian gas transmission company, there are seven (7) primary natural gas injection points for the SNAM RETE system. Those injection points will continue to use GC’s for monitoring. There are approximately 7,500 customer access points in the SNAM system, including city gates, large industrial users, power generation plants and others. All of those 7,500 customer access ports would be applicable for the Vergence Technology. In the case of ENAGAS in Spain that ratio is six injection points to more than 300 access points.

In addition to these numbers, there are currently 8,000 gas turbines in operation worldwide. Each of those turbines are subject to variances in natural gas quality. Depending on the quality of the gas, those very expensive turbines can be tuned to run more efficiently and therefore longer with much cleaner emissions. Currently, because of the delay in information from the GC’s, such tuning cannot be effectively accomplished. Operators attempt to deal with the delay by placing the monitoring station several miles away from the turbine or creating large holding tanks to maintain the gas until an analysis can be completed. The use of the Vergence Technology, will enable those operators to place the Vergence GasPT2 units right next to the turbines and by interfacing them with the machine’s process control software, the tuning can be accomplished on almost a real-time basis; thus, allowing the turbines to run more efficiently, cleaner and potentially years longer.

Components

AMT® Encoder

The company has an exclusive agreement to develop, sell and distribute the AMT encoder worldwide. The AMT series modular encoder is designed with proprietary, capacitive, code-generating technology as opposed to optical or magnetic encoding. This unique device allows breakthroughs in selectable resolution, shaft-adaptation and convenient mounting solutions to bring ease of installation, reduction in SKU’s and economies of scale in purchasing.  The AMT amounts to almost 2000 different encoders in one package. The company is selling and distributing the AMT through various of its customers. Moreover, the product is being marketed by multiple DC motor manufacturers. The AMT has been awarded several design wins from Motion Control OEM’s producing a wide range of products from cash machines to robotics.

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Our Strategy

Our business has operated a commoditized electromechanical parts business. In recent years, we have focused our business on the acquisition, development and commercialization of new and innovative electronic technologies/products to complement the existing commoditized electromechanical parts business. Product lines incorporated by our Novum Advanced Power and its Solus Power Topology, along with our Vergence GasPT2 device have enabled us to transform ourselves into a technology incubator dedicated to rapidly commercializing market-ready technology.

In that regard, we have implemented a planned strategy to increase our name recognition as a technology company. Our plan includes:

•	Increasing our customer base by redirecting our customers into the right channel; sending “small” customer fulfillment through our distribution partner, allowing CUI professionals to interact at higher level customers in efforts to generate confidence and ultimately generate an increased customer base and revenues..
•	Developing a collaborative relationship with our customers by seeking to meet their design needs in a timely and cost effective manner.
•	Developing new technologies and expanded manufacturing capabilities as needed.
•	Growing our global sales and distribution.
•	Directing our marketing efforts through one of our two channels, either directly with the sales representative who understands the targets in the area or through our distributor with partnership marketing
•	Attending strategic trade shows to grow our brand presence for our proprietary products. Because of our growing recognition in innovation, we need to be where the heads of the industries are, particularly at industry trade shows.
•	In regard to our Vergence GasPT2 Inferential Natural Gas Monitoring Device, our strategy has been to identify the large gas utility companies who would most likely provide opportunities for batch sales rather than single unit sales.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks that you should be aware of before you decide to buy our common stock. In particular you should consider the following risks which are discussed more fully in “Risk Factor:”

•	There is no assurance that we will meet the minimum requirements to remove the “going concern” limitation from our financial statements.
•	There is no assurance we will achieve profitability.
•	We have expanded our business activities and these activities may not be successful and may divert our resources from our existing business activities.
•	We are a relatively small specialty component and solutions business and face formidable competition
•	Our revenues depend on a few major customers
•	Acquisitions could result in operating difficulties, dilution and other harmful consequences.

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•	We will need to grow our organization and we may encounter difficulties in managing this growth, which could disrupt our operations.
•	Our operating results will vary over time and such fluctuations could cause the market price of our common stock to decline.

Corporate Information

CUI Global, Inc., formerly known as Waytronx, Inc., is a Colorado corporation organized on April 21, 1998. The Company’s principal place of business is located at 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.

Effective May 16, 2008, CUI Global, Inc. acquired the assets and liabilities of CUI, Inc., a Tualatin, Oregon based provider of electronic components. Through this acquisition the Company obtained 352,589 common shares (representing an 11.54% ownership interest at December 31, 2011) in Test Products International, Inc., a provider of handheld test and measurement equipment.

In July 2009 CUI Global acquired, as a wholly owned subsidiary, Comex Instruments, Ltd., now known as CUI Japan and 49% of Comex Electronics, Ltd. Both companies are Japanese based providers of electronic components. Effective July 1, 2011, CUI Global entered into an agreement to convey its 49% ownership interest in Comex Electronics to the owners of the remaining 51% who are the original founders and were the original owners of Comex Instruments, for $617,975 in the form of a five year note receivable bearing interest at 4% per annum. The operations of CUI Japan are not affected by this divestment.

As of December 31, 2011, the Company, together with its consolidating subsidiaries, had fifty-seven full-time and four part-time employees.

The Company relies on various intellectual property laws and contractual restrictions to protect its proprietary rights in products, services and trademarks. These include national and international patent and trademark registrations, confidentiality, invention assignment and nondisclosure agreements with its employees, contractors, suppliers and strategic partners.

Common Stock

Effective February 17, 2012 the issued and outstanding shares of the Company’s $0.001 par value common stock reverse split one for thirty (1:30). The number of authorized common stock remained unaffected and the par value remained at $0.001 per share. As of the date of this prospectus, the Company’s outstanding shares consisted of 10,522,139 shares of common stock, 50,543 shares of Series A Convertible Preferred Stock and no shares of Series B and Series C Convertible Preferred Stock. A description of our common stock is set forth on page 39 of this prospectus. The 48,043 shares of Series A Convertible Preferred Stock noted in the Form 10-K filed with the Commission on March 26, 2012, reports a conversion of 2,500 Series A Convertible Preferred that failed to occur.

Nasdaq Stock Market Listing

Effective February 17, 2012 our common stock was listed on the Nasdaq Stock Market tier of The Nasdaq Stock Market under the trading symbol "CUI". The process of “up-listing” our shares to the Nasdaq Stock Market is expected to provide the Company and its shareholders with, among other things:

•	Immediate access to a much larger national financial market;
•	Immediate access to institutional and other large scale investors;

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•	The ability to market and publicize performance, design wins and other relevant information to a larger audience; and,
•	The ability to provide our shareholders with access to a national stock exchange wherein their shares will be available to a much broader market.

Manner of Sale

This prospectus relates solely to the resale of up to an aggregate of 570,000 shares of common stock of CUI Global, Inc. by the selling stockholders named in this prospectus. The selling stockholders may offer the shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution.” Each selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

Use of Net Proceeds

The Company will not receive any of the proceeds from the sale of these shares by the selling stockholders.

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The Offering

Company capitalization

Common Stock:

325,000,000 shares authorized.

Preferred Stock:

Series A: 5,000,000 shares authorized; 50,543 issued and outstanding as of the date of this prospectus.

Series B: 30,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Series C: 10,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Common stock outstanding (1)	10,522,139 shares of common stock
Common stock offered by the selling stockholders (2)	570,000 shares of common stock
Terms of the this offering	The selling stockholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of this offering	The offering will conclude upon the earliest of (i) such time as all of the offered shares of common stock has been sold pursuant to the registration statement or (ii) such time as all of such shares of common stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.
Nasdaq Stock Market Symbol	CUI
Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section before deciding whether or not to invest in shares of our common stock.

(1)	Based on the number of shares outstanding as of April 1, 2012.
(2)	This is a resale prospectus. The 570,000 common shares offered in this prospectus were offered and sold in a bonafide private placement to accredited and sophisticated investors as defined in Section 501 and 506 of Regulation D of the Securities Act of 1933, as amended, in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

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RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the following risk factors and all other information contained in or incorporated by reference into this prospectus before purchasing our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and are made pursuant to the safe harbors of the PSLRA. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these identifying words.

Risks Related to Our Business

There is no assurance we will achieve profitability.

For the year ended 2011 we had a net loss available to common stockholders of $48,763. We will need to generate significant revenues to offset current operational and development losses if we are to cover our current overhead expenses, including further development costs and marketing expenses. There is no assurance that the Company will achieve profitability.

During 2011 and 2010, CUI Global had net cash used in continuing financing activities of $717,205 and $622,716, respectively. The Company believes that additional equity financing or debt may be necessary to fund its operations until revenue streams are sufficient to fund operations; however, the terms and timing of such additional equity or debt cannot be predicted. The Company cannot assure that its revenues will be sufficient to cover all operating and other expenses of the Company. If revenues are not sufficient to cover all operating and other expenses, the Company will require additional funding, or may have to scale back operations, reduce spending, etc.

We have expanded our business activities and these activities may not be successful and may divert our resources from our existing business activities.

Our historic business was a commoditized electromechanical parts distribution business. In recent years, we have focused our business on the acquisition, development and commercialization of new and innovative electronic technologies/products. We may not be successful in acquiring technologies that are commercially viable. We may fail to successfully develop or commercialize technologies that we acquire. Research, development and commercialization of such acquired technologies may disproportionately divert our resources from our other business activities.

Our international operations are subject to increased risks which could harm our business, operating results and financial condition.

Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to a number of risks, including the following:

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•	challenges caused by distance, language and cultural differences and by doing business with foreign agencies and governments;
•	longer payment cycles in some countries;
•	uncertainty regarding liability for services and content;
•	credit risk and higher levels of payment fraud;
•	currency exchange rate fluctuations and our ability to manage these fluctuations;
•	foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.;
•	import and export requirements that may prevent us from shipping products or providing services to a particular market and may increase our operating costs;
•	potentially adverse tax consequences;
•	higher costs associated with doing business internationally; and
•	different employee/employer relationships and the existence of workers’ councils and labor unions.

In addition, compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international venues and could expose us or our employees to fines and penalties. These numerous and sometimes conflicting laws and regulations include import and export requirements, content requirements, trade restrictions, tax laws, sanctions, internal and disclosure control rules, data privacy requirements, labor relations laws, U.S. laws such as the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to governmental officials. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, prohibitions on the conduct of our business and damage to our reputation. Although we have policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, contractors or agents will not violate our policies. Any such violations could include prohibitions on our ability to offer our products and services to one or more countries and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results.

Our revenues depend on a few major customers.

During 2011, 55% of revenues were derived from six customers at 41%, 4%, 3%, 3%, 2% and 2%. During 2010, 53% of revenues were derived from five customers: 43%, 3%, 3%, 2% and 2%.

The Company’s major product lines in 2011 and 2010 were external power, internal power and industrial controls.

At December 31, 2011, of the gross trade accounts receivable from continuing operations totaling $3,819,641, 53% was due from eight customers: 21%, 9%, 7%, 5%, 4%, 3%, 2% and 2%. At December 31, 2010, of the gross trade accounts receivable from continuing operations totaling $3,947,735, 49% was due from eight customers: 28%, 4%, 4%, 3%, 3%, 3%, 2% and 2%.

There is no assurance that we will continue to trade with all of our existing customers in the future. Should we, for any reason, discontinue our business relationship with any one of these customers, the impact to our revenue stream would be substantial.

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We rely on third party distributors to generate a substantial part of our revenue and, if we fail to expand and manage our distribution channels, our revenues could decline and our growth prospects could suffer.

We derive a substantial portion of our revenues from sales of our electronic component products through distributors and we expect that sales through these distributors will represent a substantial portion of our revenues for the foreseeable future. Our ability to expand our distribution channels depends in part on our ability to educate our distributors about our products, which are complex. Our agreements with our distributors are generally non-exclusive and many of our distributors have established relationships with our competitors. If our distributors choose to place greater emphasis on products and services of their own or those offered by our competitors, our ability to grow our business and sell our products may be adversely affected. If our distributors do not effectively market and sell our products, or if they fail to meet the needs of our customers, then our ability to grow our business and sell our products may be adversely affected. The loss of one or more of our larger distributors, who may cease marketing our products with limited, or no notice and our possible inability to replace them could adversely affect our sales. Our failure to recruit additional distributors or any reduction or delay in their sales of our products or conflicts between distributor sales and our direct sales and marketing activities could materially and adversely affect our results of operations.

We are a relatively small specialty component and solutions business and face formidable competition.

CUI defines its specialty solutions business into three categories: PSU (power supply units) that include our V-Infinity Power, Novum digital power and Solus advanced power; test and measurement equipment that includes our Vergence GasPT2; and components including our AMT modular encoder. We are a relatively small company with limited capitalization in comparison to many of our international competitors. Because of our size and capitalization, we believe that we have not yet established sufficient market awareness in the specialty electronic component and solutions business that is essential to our continued growth and success in all of our markets. We face formidable competition in every aspect of our specialty component and solutions business from other companies and we expect competition to intensify in the future. The market for our specialty component and solutions business is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and shortening product life cycles. Our future success in keeping pace with technological developments and achieving product acceptance depends upon our ability to enhance our current products and to continue to develop and introduce new product offerings and enhanced performance features and functionality on a timely basis at competitive prices. We must respond quickly and effectively to new technological developments and the failure to do so could have a material and adverse effect on our results of operations. There is no assurance we will be able to maintain the fast competitive pace that is necessary for our success.

Acquisitions could result in operating difficulties, dilution and other harmful consequences.

We continue our process of integrating recent acquisitions into our own business model and we expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. These transactions could be material to our financial condition and results of operations. The process of integrating an acquired company, business or technologies may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	implementation or remediation of controls, procedures and policies of the acquired company;
•	diversion of management time and focus from operating our business to acquisition integration challenges;
•	coordination of product, engineering and sales and marketing functions;

•	transition of operations, users and customers into our existing customs;

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•	cultural challenges associated with integrating employees from the acquired company into our organization;
•	retention of employees from the businesses we acquire;
•	integration of the acquired company’s accounting, management information, human resource and other administrative systems;
•	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
•	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries; and
•	failure to successfully further develop the acquired technologies
•	Other as yet unknown risks that may impact our business.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions incur unanticipated liabilities and harm our business generally.

Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

We will need to grow our organization and we may encounter difficulties in managing this growth.

As of December 31, 2011, the Company, together with its consolidated subsidiaries, had fifty-seven full-time and four part-time employees. We expect to experience significant growth in the number of our employees and the scope of our operations. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects, such as the development of new products. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize new products including the Vergence GasPT2, Novum digital power and Solus advanced power and compete effectively will depend, in part, on our ability to effectively manage any future growth.

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Our operating results will vary over time and such fluctuations could cause the market price of our common stock to decline.

Until recent quarters, our operating results fluctuated significantly due to a variety of factors, many of which are outside of our control. Because revenues for any future period are not predictable with any significant degree of certainty, you should not rely on our past results as an indication of our future performance. If our revenues or operating results fall below the expectations of investors or securities analysts or below any estimates we may provide to the market, the price of our common shares would likely decline substantially. Factors that could cause our operating results and stock price to fluctuate include:

•	varying demand for our products due to the financial and operating condition of our distributors and their customers, distributor inventory management practices and general economic conditions;
•	inability of our contract manufacturers and suppliers to meet our demand;
•	success and timing of new product introductions by us and the performance of our products generally;
•	announcements by us or our competitors regarding products, promotions or other transactions;
•	costs related to responding to government inquiries related to regulatory compliance;
•	our ability to control and reduce product costs;
•	changes in the manner in which we sell products;
•	volatility in foreign exchange rates, changes in interest rates and/or the availability and cost of financing or other working capital to our distributors and their customers; and
•	The impact of write downs of excess and obsolete inventory.

Our operating expenses will increase as we make further expenditures to enhance and expand our operations in order to support additional growth in our business and national stock market reporting and compliance obligations.

Historically, we limited our investment in operations, but in the future, we expect our operations and marketing investments to increase substantially to support our anticipated growth and as a result of our listing on the Nasdaq Stock Market. We are making significant investments in using more professional services and expanding our operations outside the United States. We intend to make additional investments in personnel and continue to expand our operations to support anticipated growth in our business. In addition, we may determine the need in the future to build a direct sales force to market and sell our products or provide additional resources or cooperative funds to our distributors. Such changes to our existing sales model would likely result in higher selling, general and administrative expenses as a percentage of our revenues. We expect our increased investments to adversely affect operating income in the short term while providing long term benefit.

Our business depends on a strong brand and failing to maintain and enhance our brand would hurt our ability to expand our base of distributors, customers and end-users.

We believe that we have not yet established sufficient market awareness in the electronic component market. Market awareness of our capabilities and products is essential to our continued growth and our success in all of our markets. We expect the brand identity that we have developed through CUI, Vergence, Novum, AMT, Solus, V-Infinity and CUI Japan to significantly contribute to the success of our business. Maintaining and enhancing these brands is critical to expanding our base of distributors, customers and end-users. If we fail to maintain and enhance our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and continue to provide high-quality products, which we may not do successfully.

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New entrants and the introduction of other distribution models in our markets may harm our competitive position.

The markets for development, distribution and sale of our products are rapidly evolving. New entrants seeking to gain market share by introducing new technology and new products may make it more difficult for us to sell our products and could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

Adverse conditions in the global economy and disruption of financial markets may significantly restrict our ability to generate revenues or obtain debt or equity financing.

The global economy continues to experience volatility and uncertainty. Such conditions could reduce demand for our products and services which would significantly jeopardize our ability to achieve our sales targets. These conditions could also affect our potential strategic partners, which, in turn, could make it more difficult to execute a strategic collaboration. Moreover, volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products and services in a timely manner, or to maintain operations and result in a decrease in sales volume. General concerns about the fundamental soundness of domestic and international economies may also cause customers to reduce purchases. Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective. Economic conditions and market turbulence may also impact our suppliers’ ability to supply sufficient quantities of product components in a timely manner, which could impair our ability to fulfill sales orders. It is difficult to determine the extent of the economic and financial market problems and the many ways in which they may affect our suppliers, customers, investors and business in general. Continuation or further deterioration of these financial and macroeconomic conditions could significantly harm sales, profitability and results of operations.

Our subsidiary and certain suppliers are in Japan and located in areas subject to natural disasters or other events that could stop us from having our products made or shipped or could result in a substantial delay in our production or development activities.

We have research, development and manufacturing resources in Japan. The risk of earthquakes, typhoons and other natural disasters in this geographic area is significant due to the proximity of major earthquake fault lines. Despite precautions taken by us and our third-party providers, over which we have no control, a natural disaster or other unanticipated problems at our location in Japan or a third-party provider could cause interruptions in the products that we provide. Earthquakes, fire, flooding or other natural disasters could result in the disruption of our development, manufacturing, assembly, testing or shipping capacity. Any disruption resulting from these events could cause significant delays in product development or shipments of our products until we are able to shift our development, manufacturing, assembly or testing from the affected contractor to another third party vendor or our research and development activities to another location. We cannot assure you that alternative capacity could be obtained on favorable terms, if at all.

Risks Related to our Products

We face intense competition, especially from larger, better-known companies and we may lack sufficient financial or other resources to maintain or improve our competitive position.

We face formidable competition in every aspect of our electromechanical component business from other companies and we expect competition to intensify in the future. Many of our existing and potential competitors may have substantial competitive advantages such as:

•	greater name recognition and longer operating histories;

•	larger sales and marketing budgets and resources;

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•	broader distribution networks and more established relationships with distributors and customers;
•	access to larger customer bases;
•	greater customer support resources;
•	greater resources to make acquisitions;
•	greater resources to develop and introduce products that compete with our products;
•	lower labor and development costs; and
•	substantially greater financial, technical and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products in a manner that discourages customers from purchasing our products. Customers may elect to accept a bundled product offering from our competitors, even if it has more limited functionality than our product offering, instead of adding the additional appliances required to implement our offering. These larger competitors often are also in a better position to withstand any significant reduction in capital spending; therefore, will not be as susceptible to economic downturns. Conditions in our markets could change rapidly and significantly as a result of technological advancements or continuing market consolidation.

Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Current or potential competitors may be acquired by third parties with greater available resources.

We may not be able to enhance our products to keep pace with technological and market developments, or develop new products in a timely manner or at competitive prices.

The market for our electronic components is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and shortening product life cycles. Our future success in keeping pace with technological developments and achieving product acceptance depends upon our ability to enhance our current products and to continue to develop and introduce new product offerings and enhanced performance features and functionality on a timely basis at competitive prices. Our inability, for technological or other reasons, to enhance, develop, introduce or deliver compelling products in a timely manner, or at all, in response to changing market conditions, technologies or customer expectations could have a material adverse effect on our operating results. Our ability to compete successfully will depend in large measure on our ability to maintain a technically skilled development and engineering staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of our products with evolving industry standards and protocols and competitive environments.

Development and delivery schedules for our electronic component products are difficult to predict. We may fail to introduce new versions of our products in a timely fashion. If new releases of our products are delayed, our distributors may curtail their efforts to market and promote our products and customers may switch to competing products, any of which would result in a delay or loss of revenues and could harm our business. In addition, we cannot assure you that the technologies and related products that we develop will be brought to market by us as quickly as anticipated or that they will achieve broad acceptance among end users.

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Defects in our products could harm our reputation and business.

Our electronic component products are complex and have contained and may contain undetected defects or errors, especially when first introduced or when new versions are released. Defects in our products may lead to product returns and require us to implement design changes or updates.

Any defects or errors in our electronic component products, or the perception of such defects or errors, could result in:

•	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate or work around errors or defects;
•	loss of existing or potential customers or distributors;
•	delayed or lost revenue;
•	delay or failure to attain market acceptance;
•	delay in the development or release of new products or services;
•	negative publicity, which will harm our reputation;
•	warranty claims against us, which could result in an increase in our provision for doubtful accounts;
•	an increase in collection cycles for accounts receivable or the expense and risk of litigation; and
•	harm to our results of operations.

We and our contract manufacturers purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We rely on third party components and technology to build and operate our products and we rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible and our ability to predict the availability of such components is limited. If shortages occur in the future, as they have in the past, our business, operating results and financial condition would be materially adversely affected. Unpredictable price increases of such components due to market demand may occur. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of electronic components or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

Risks Related to our Personnel

We depend on key personnel and will need to recruit new personnel as our business grows.

As a small company, our future success depends in a large part upon the continued service of key members of our senior management team who are critical to the overall management of CUI Global and our subsidiary companies, CUI Inc. and CUI Japan (formerly Comex Instruments, Ltd.), as well as the development of our technologies, our business culture and our strategic direction. The loss of any of our management or key personnel could seriously harm our business and we do not maintain any key-person life insurance policies on the lives of these critical individuals.

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If we are successful in expanding our product and customer base, we will need to add additional key personnel as our business continues to grow. If we cannot attract and retain enough qualified and skilled staff, the growth of the business may be limited. Our ability to provide services to customers and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to technology development and other functions the Company performs. Competition for personnel with these skills is intense. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

We believe our future success will depend in part on the following:

•	the continued employment and performance of our senior management;
•	our ability to retain and motivate our officers and key employees; and
•	our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, sales and customer service personnel.

We rely on skilled personnel.

Our performance largely depends on the talents and efforts of skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

In addition, we believe that our corporate culture fosters innovation, creativity and teamwork. As our organization grows and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the beneficial aspects of our corporate culture. This could negatively impact our future success.

Risks Related to Our Intellectual Property and Technology

If we fail to protect our intellectual property rights adequately, our ability to compete effectively or to defend ourselves from litigation could be impaired.

We rely primarily on patent, copyright, trademark and trade secret laws, as well as confidentiality and non-disclosure agreements and other methods, to protect our proprietary technologies and know-how. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable. We own or have licensing rights to several patents and trademarks and we have several patent applications pending. The prospective rights sought in our pending patent applications may not be meaningful or provide us with any commercial advantage and they could be opposed, contested, circumvented or designed around by our competitors or be declared invalid or unenforceable in judicial or administrative proceedings. Any failure of our patents to adequately protect our technology might make it easier for our competitors to offer similar products or technologies. In addition, patents may not issue from any of our current or future applications. Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available.

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Monitoring unauthorized use of our intellectual property is difficult and costly. Unauthorized use of our intellectual property may occur in the future without our knowledge. The steps we have taken may not prevent unauthorized use of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Our competitors may also independently develop similar technology. Our failure to effectively protect our intellectual property could reduce the value of our technology in licensing arrangements or in cross-licensing negotiations and could impair our ability to compete. Any failure by us to meaningfully protect our intellectual property could result in competitors offering products that incorporate our most technologically advanced features, which could seriously reduce demand for our products. We may in the future need to initiate infringement claims or litigation.

Litigation, whether we are a plaintiff or a defendant, can be expensive and time-consuming and may divert the efforts of our technical staff and managerial personnel, which could result in lower revenues and higher expenses, whether or not such litigation results in a determination favorable to us.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

We have devoted substantial resources to the development of our proprietary technology and trade secrets. In order to protect our proprietary technology and trade secrets, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of our trade secrets and may not provide an adequate remedy in the event of unauthorized disclosure of our trade secrets. Our employment policies require former employees to continue to protect our trade secrets and to assign to us any intellectual property related to their activities on our behalf. However, we may have difficulty enforcing these rights, which could have a material adverse effect on our business, operating results and financial condition. In addition, others may independently discover trade secrets and proprietary information and in such cases we could not assert any trade secret rights against such parties. Costly and time consuming litigation could be necessary to determine and enforce the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Third parties may infringe on our intellectual property rights.

There can be no assurance that other parties will not infringe on our intellectual property rights with respect to current or future technologies. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, create service upgrade delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company, or at all. As a result, any such claim of infringement by the Company could have a material adverse effect upon its business, results of operations and financial condition.

If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation and our business may be adversely affected.

The technology industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

•	divert management’s attention;
•	result in costly and time-consuming litigation;

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•	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all; and
•	require us to redesign our products to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

If our contract manufacturers do not respect our intellectual property and trade secrets, our business, operating results and financial condition could be materially adversely affected.

Because most of our contract manufacturers operate outside the United States, where prosecution of intellectual property infringement and trade secret theft is more difficult than in the United States, certain of our contract manufacturers, their affiliates, their other customers or their suppliers may attempt to use our intellectual property and trade secrets to manufacture our products for themselves or others without our knowledge. Although we attempt to enter into agreements with our manufacturers to preclude them from using our intellectual property and trade secrets, we may be unsuccessful in monitoring and enforcing our intellectual property rights. Although we take steps to stop counterfeits, we may not be successful and customers who purchase these counterfeit goods may have a bad experience and our brand may be harmed. If such an impermissible use of our intellectual property or trade secrets were to occur, our ability to sell our products at competitive prices and to be the sole provider of our products may be adversely affected and our business, operating results and financial condition could be materially and adversely affected.

Risks Related to Our Common Stock

Our common stock price may be volatile, which could result in substantial losses for individual stockholders.

The market price for the Company’s common stock is volatile and subject to wide fluctuations in response to factors, including the following, some of which are beyond our control, which means our market price could be depressed and could impair our ability to raise capital:

•	actual or anticipated variations in our quarterly operating results;
•	announcements of technological innovations or new products or services by the Company or our competitors;
•	conditions or trends relating to our electromechanical component technologies;
•	changes in the economic performance and/or market valuations of other electromechanical, electronic component and industrial controls related companies;
•	conditions or trends relating to the marketing, sale or distribution of electromechanical components and industrial controls to OEM manufacturing customers;
•	changes in the economic performance and/or market valuations of other electromechanical components and industrial electronic component related companies;
•	additions or departures of key personnel;
•	fluctuations of the stock market as a whole;
•	announcements about our earnings that are not in line with expectations;
•	announcements by our competitors of their earnings that are not in line with expectations;

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•	the volume of shares of common stock available for public sale;
•	sales of stock by us or by our stockholders;
•	short sales, hedging and other derivative transactions on shares of our common stock;
•	our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;
•	general economic conditions;
•	changes in our pricing policies;
•	our ability to expand our business;
•	the effectiveness of our personnel;
•	new product and service introductions;
•	technical difficulties or interruptions in our services;
•	the timing of additional investments in our products;
•	regulatory compliance costs;
•	costs associated with future acquisitions of technologies and businesses; and
•	extraordinary expenses such as litigation or other dispute-related settlement payments.

These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the stock market in general and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. Additionally, because our stock is thinly trading, there is a disparity between the bid and the asked price that may not be indicative of the stock’s true value.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. Upon the effectiveness of the registration statement of which this prospectus forms a part, 570,000 shares of our common stock will become freely tradable. These additional shares will increase to 7,379,353 the number of shares that are freely tradable without restriction or limitation under the Securities Act. As these shares and as additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock.

We may be unable to meet our future capital requirements.

The Company is dependent on receipt of additional capital to effectively execute its business plan. If adequate funds are not available to the Company on favorable terms, the Company will not be able to develop new products or enhance existing products in response to competitive pressures. The Company cannot be certain that additional financing will be available to it on favorable terms when required or at all. If the Company raises additional funds through the issuance of equity, equity-related or debt securities; such securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

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Penny stock regulations may impose certain restrictions on marketability of our stock.

The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the market price or the exercise price of the Company’s common stock falls below $5.00 per share we could be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

We have never paid dividends on our common stock and do not expect to pay any in the foreseeable future.

Potential purchasers should not expect to receive a return on their investment in the form of dividends on our common stock. The Company has never paid cash dividends on its common stock and the Company does not expect to pay dividends in the foreseeable future. Our ability to pay dividends on our common stock is restricted by the terms of our agreements with the holders of our Series A and Series B Convertible Preferred stock. As of April 1, 2012, the Company has 50,543 Series A Convertible Preferred shares outstanding and no Series B Convertible Preferred shares outstanding. In the past, the Company has fulfilled its dividend obligations on the Series A and Series B Convertible Preferred stock through a combination of the issuance of additional shares of its Series A Convertible Preferred and/or common stock and cash payments. As of this filing, all Series B Convertible Preferred stock had been converted to common shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase Shares.

Downward pressure on the stock price could encourage short selling.

The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by the selling stockholders or others. This could place significant downward pressure on the price of the common stock.

In finance, short selling or “shorting” is a way to profit from the decline in price of a security, such as stock or bond. A short sale is generally a sale of a stock you do not own. Investors who sell short believe the price of the stock will fall. If the price drops, you can buy the stock at the lower price and make a profit. If the price of the stock rises and you buy it back later at the higher price, you will incur a loss. When you sell short, your brokerage firm loans you the stock. The stock you borrow comes from either the firm’s own inventory, the margin account of another of the firm’s clients or another brokerage firm. As with buying stock on margin, you are subject to the margin rules. Other fees and charges may apply. If the stock you borrow pays a dividend, you must pay the dividend to the person or firm making the loan.

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There is a limited public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

Our common stock currently is traded on The Nasdaq Stock Market under the trading symbol "CUI". Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business.

Risks Relating to Shareholder Rights

Our officers, directors and principal stockholders control a significant portion of our stock which gives them significant influence on all matters requiring stockholder approval.

As of the date of this prospectus our officers and directors own approximately 6.63% of our common stock outstanding and two major shareholders own approximately 11.78% of our common stock outstanding. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Also, these stockholders, acting together, will be able to control our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other stockholders.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

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We may need additional capital in the future, which may not be available to us on favorable terms, or at all and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

•	fund our operations;
•	respond to competitive pressures;
•	take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and
•	develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our Articles of Incorporation limits director liability, thereby making it difficult to bring any action against them for breach of fiduciary duty.

The Company is a Colorado corporation. As permitted by Colorado law, the Company's Articles of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director.

Risks Relating to Our Nasdaq Stock Market Listing

Our common stock is listed on the Nasdaq Stock Market under the symbol “CUI”.

Our common stock is listed on The Nasdaq Stock Market under symbol “CUI”. One of the Nasdaq rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings inadvisable. There is no assurance that our stock price will continue to meet the minimum requirement for continued listing. Bid price rules must be thoroughly considered because the characteristics of future securities often exert downward pressure on the bid price of the Company's common stock.

The large number of authorized, but not issued common shares leaves an opportunity for dilution of your proportionate ownership of the company.

The Company currently has authorized 325,000,000 common and 10,000,000 preferred shares. An issuance of additional shares will have the effect of diluting the current shareholders' percentage of company ownership. We may seek additional capital through a combination of private and public equity offerings, debt financings and other strategic arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through other strategic arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or grant licenses on terms that are not favorable to us.

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Risks Related to This Offering and Public Company Reporting

We will incur increased costs and demands upon management as a result of complying with the regulations affecting listing on The Nasdaq Stock Market.

As a Nasdaq Stock Market listed company, we may incur significant legal, accounting, investor relations, annual fees and other expenses including costs associated with reporting requirements. We also have incurred and will incur costs associated with current corporate governance requirements. The Nasdaq Stock Market has rigid regulations for reporting and corporate governance requirements. We expect these rules and regulations to increase our legal and financial compliance costs substantially and to make some activities more time consuming and costly. We are unable currently to estimate these costs with any degree of certainty. We expect to incur diversion of management’s time as a result of our Nasdaq listing to comply with the certification and annual requirements.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

After listing our common stock on the Nasdaq Stock Market, we will be more visible to security and financial analysts which will subject us to additional financial and legal compliance scrutiny. Such additional scrutiny could affect any research or reports that industry or financial analysts publish about us or our business which, in turn, could affect the trading price for our common stock. If one or more of the analysts who may elect to cover us downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

Our filed reports are subject to review by the SEC and the Nasdaq Stock Market compliance team and such review could result in a liability to us and a consequent adverse impact on the trading price of our common stock.

Recent SEC regulations have substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. The reports of publicly traded companies are subject to review by the SEC from time to time and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. After listing our common stock on the Nasdaq Stock Market, we will be subject to an additional layer of compliance review. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC or Nasdaq listed company review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

The costs of preparing and filing annual and quarterly reports and other information with the SEC and Nasdaq and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws and/or the Nasdaq regulations could result in private or governmental legal action against us and/or our officers and directors or, in the case of non compliance with the regulations of the Nasdaq, delisting, either of which could have a detrimental effect on our business and finances, the value of our stock and the ability of stockholders to resell their stock.

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Our stock price may be volatile and you may be unable to sell your shares at or above the public offering price.

The offering price for the shares of common stock sold in this offering will be determined by negotiations among us, our underwriter and representatives of our underwriter. This price may not be indicative of the price at which our common stock will trade after this offering and our common stock could easily trade below this public offering price. The market price of our common stock could be subject to wide fluctuations in response to, among other things, the factors described in this “Risk Factors” section or otherwise and other factors beyond our control, such as fluctuations in the valuations of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own accounts. We will not receive any of the proceeds from these sales.

DETERMINATION OF OFFERING PRICE

The prices at which the selling stockholders may sell the shares of common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of these shares of common stock by the selling stockholders.

SELLING SECURITY HOLDERS

The common stock offered in this prospectus were offered and sold in a bonafide private placement to accredited and sophisticated investors as defined in Section 501 and 506 of Regulation D of the Securities Act of 1933, as amended, in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. Pursuant to Stock Purchase Agreements entered into with the investors on and after March 15, 2012, CUI issued to the investors 570,000 shares of CUI's common stock at a price of $4.50 per share. In connection with the Stock Purchase Agreements, CUI entered into Registration Rights Agreements with all of the selling stockholders. Pursuant to rights granted under the Registration Rights Agreements, we agreed to file this registration statement and to use reasonable efforts to keep this registration statement effective through such time to enable the selling stockholders to sell the securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

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The table below sets forth information with respect to the selling stockholders and the shares of the Company’s common stock beneficially owned by the selling stockholders as of April 1, 2012 that may from time to time be offered or sold pursuant to this prospectus. The percentage of shares owned before the offering is based on the number of shares of our common stock outstanding as of April 1, 2012. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

Except as described herein and in the documents incorporated by reference herein, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our securities.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will, in fact, sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Name of Selling Security Holder	Shares Beneficially Owned Before the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering (1)
	Number	Percent		Number	Percent
Camtex Sales, Ltd.	166,667	1.58%	166,667	0	0
Hurley Investment Holdings, Ltd.	166,667	1.58%	166,667	0	0
Julian Mylchreest	94,444	*	94,444	0	0
Tromeron, LLC	55,556	*	55,556	0	0
Stratford Trading DMCC	50,000	*	50,000	0	0
Barry H. Delaney	20,000	*	20,000	0	0
Prosdocimi, Ltd.	16,666	*	16,666	0	0
Total	570,000	5.42%	570,000

* Less than 1%.

(1)	Assumes the selling shareholders sell all shares.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the price, timing, manner and size of each sale. These sales may be made at a fixed price or prices, which may change as prices of our common stock on The Nasdaq Stock Market change and under terms then prevailing, at prices related to the then current market price or at negotiated prices. The shares of common stock may be sold pursuant to one or more of the following methods:

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•	on The Nasdaq Stock Market or any exchange or market on which shares of the Company’s common stock are listed or quoted;
•	in the over-the-counter market;
•	in ordinary brokerage transactions in which the broker selects purchasers;
•	in privately negotiated transactions;
•	for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;
•	by pledge to secure debts and other obligations;
•	in block transactions in which a broker-dealer may sell all or a portion of the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;
•	in purchases by one or more underwriters on a firm commitment or best efforts basis;
•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	sales “at the market” to or through a market maker or enter into an existing trading market, or an exchange or otherwise;
•	in a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules of The Nasdaq Stock Market or of any stock market on which shares of the Company’s common stock may be listed;
•	through a combination of any of these transactions; or
•	in any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may use broker-dealers to sell their shares of the Company’s common stock. In connection with such sales the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of the Company’s common stock for whom they acted as agents.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of the Company’s common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them or any profit on the resale of shares as principal may be deemed to be an underwriting discount or commission under the Securities Act. Because the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. In addition, the selling stockholders may have liability as underwriters under the Securities Act.

The selling stockholders and any other person participating in the distribution of their shares of the Company’s common stock described in this prospectus and/or any applicable prospectus supplement will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of such shares by the selling stockholders or any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement to engage in market-making activities with respect to the particular shares being distributed. All of the foregoing may affect the marketability of the shares offered by the selling stockholders pursuant to this prospectus and/or any applicable prospectus supplement and the ability of any person or entity to engage in market-making activities with respect to such shares.

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The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If required at the time a particular offer of shares is made, a supplement to this prospectus will be distributed that will set forth:

the number of shares being offered;

•	the terms of the offering, including the name of any underwriter, dealer or agent;
•	the purchase price paid by any underwriter;
•	any discount, commission and other underwriter compensation;
•	any discount, commission or concession allowed or reallowed or paid to any dealer;
•	the proposed selling price to the public; and
•	other facts material to the transaction.

Under the registration rights agreement entered into with each of the selling stockholders, we are required to pay all the fees and expenses incurred by us incident to the registration of the shares, except for fees and disbursements for counsel for any selling stockholder or underwriting discounts, commissions and reimbursable expenses, all of which will be borne by the selling stockholders. We have agreed to indemnify the selling stockholders and their respective underwriters, officers, directors, trustees, employees, agents and controlling person, against specified liabilities, including liabilities under the federal securities laws. The selling stockholders have agreed, severally and not jointly, to indemnify us, our directors, certain officers and controlling persons, against specified liabilities arising from information provided by the selling stockholders for use in this prospectus, including liabilities under the federal securities laws.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.

The Company’s common stock is traded on The Nasdaq Stock Market under the trading symbol "CUI". The Company currently has authorized 325,000,000 common shares with $0.001 par value and 10,000,000 preferred shares with $0.001 par value. Of the 10,000,000 authorized preferred shares, 5,000,000 shares have been designated as Series A Convertible Preferred, 30,000 shares have been designated as Series B Convertible Preferred and 10,000 shares have been designated as Series C Convertible Preferred. As of the date of this prospectus, the Company’s outstanding shares consists of 10,522,139 issued and outstanding shares of common stock, 50,543 shares of Series A Convertible Preferred Stock and no shares of Series B and Series C Convertible Preferred Stock. The 48,043 shares of Series A Convertible Preferred Stock noted in the Form 10-K filed with the Commission on March 26, 2012, reports a conversion of 2,500 Series A Convertible Preferred that failed to occur. Of the issued and outstanding common shares, 7,379,353 shares are freely tradable without restriction or limitation under the Securities Act. As of the date of this filing, the Company had in excess of 3,000 shareholders of record.

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The Company has never paid cash dividends on its common stock and the Company does not expect to pay dividends in the foreseeable future. Our ability to pay dividends on our common stock is restricted by the terms of our agreements with the holders of our Series A and Series B Convertible Preferred stock. In the past, the Company has fulfilled its dividend obligations on the Series A and Series B Convertible Preferred stock through a combination of the issuance of additional shares of its Series A Convertible Preferred and/or common stock and cash payments. As of this filing, all Series B Convertible Preferred stock had been converted to common shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Counsel

The legality of the issuance of the shares offered in this prospectus will be passed on for us by Johnson, Pope, Boker, Ruppel & Burns, LLP.

Certifying Accountant

The consolidated financial statements of CUI and subsidiaries as of December 31, 2011 and 2010, from CUI’s Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the reports of Webb & Company, P. A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MATERIAL CHANGES

There were no material changes in the registrant’s affairs which have occurred since the end of the latest fiscal year for which certified financial statements were included with the annual report to security holders and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

The following schedule shows the common stock issuances and remaining balance after each issuance during the first quarter of 2012.

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	Common Stock Issued and Outstanding	Total Issued and Outstanding	Common Stock Available for Issuance
Total common stock outstanding prior to the 1:30 reverse-split as of December 31, 2011	219,432,472	219,432,472	105,567,528
Total common stock outstanding after the reverse-split as of December 31, 2011	7,314,416	7,314,416	317,685,584
Total of all fractional shares that were rounded up as a result of the reverse-split	97	7,314,513	317,685,487
Our S-1 registration statement was declared effective by the SEC on February 14, 2012 whereby we sold common stock for $10,000,000.	2,222,222	9,536,735	315,463,265
Our Underwriting Agreement contained an over-allotment provision that allowed our underwriter to sell an additional $1,500,000 of common shares	333,333	9,870,068	315,129,932
Warrant exercised March 15, 2012, for 10,071 common shares	10,071	9,880,139	315,119,861
Sale of 585,000 shares of common stock in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. 570,000 of these shares are included in this prospectus.	585,000	10,465,139	314,534,861
Compensation bonuses pursuant to board of directors authorization	50,750	10,515,889	314,484,111
Employee performance bonuses	6,250	10,522,139	314,477,861
Total Issued and outstanding at April 2, 2012	10,522,139

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. Our Exchange Act reports are filed under Securities and Exchange Commission file number 0-29923. The documents we are incorporating by reference are as follows:

•	Our annual report on Form 10-K for the year ended December 31, 2011 filed with the Commission March 26, 2012;
•	Our current reports on Form 8-K filed with the Commission on January 5, 2012, January 12, 2012, January 24, 2012 and February 17, 2012;
•	Our definitive proxy statements on Form 14A filed with the Commission on June 27, 2011 and October 5, 2011.
•	Our registration statement on Form S-1 filed with the Commission on October 31, 2011, that became effective February 14, 2012.
•	Our prospectus on Form 424(b) filed with the Commission on February 17, 2012.
•	Our registration statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on January 28, 2012.

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered:

(i)	a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus;
(ii)	we will provide this information upon written or oral request;
(iii)	we will provide this information at no cost to the requester.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus;

(i) we will provide these reports or documents upon written or oral request;

(ii) we will provide these reports or documents at no cost to the requester;

(iii) contact us at: CUI Global, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062; phone us at (503) 612-2300; and

(iv) email us at Investors@CUIGlobal.com or view copies online at www.CUIGlobal.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may read and copy all or any portion of the registration statement or any other information, which we filed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The address for the SEC's public reference room in Washington, D.C. is U.S. Securities and Exchange Commission, 100 "F" Street, N.E., Washington, DC 20549. You may request copies of these documents, upon payment of a duplicating filing fee, by writing to the SEC. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov and our Company website at www.CUIGlobal.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

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570,000 Shares of Common Stock

Prospectus

April __, 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Dealer Prospectus Delivery Obligation

Until July 1, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of various expenses which we expect to incur in connection with the registration of our securities. Other than the SEC Registration Fee, the amounts set forth below are estimates:

SEC Regisrration Fee	$298
Printing Expenses	$1,000
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$3,000
Transfer Agent Fees	$1,000
Miscellaneous Expenses	$1,000
Total	$21,298

Item 15. Indemnification of Directors and Officers.

The Colorado General Corporation Act, as revised, provides that If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

Our Articles of Incorporation and By-Laws provide that a person who is performing his or her duties shall not have any liability by reason of being or having been a director of the corporation and that the Company shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the indemnification sections of Colorado statutes.

The above discussion of our Articles of Incorporation and the General Corporation Law of Colorado is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description
5.1[2]	Opinion regarding legality
10.1[2]	Form Stock Purchase Agreement
10.2[2]	Form Registration Rights Agreement
21.1[1]	List of all subsidiaries, state of incorporation and name under which the subsidiary does business.
23.1[2]	Consent of counsel included with Exhibit 5.1 above.
23.2[2]	Consent of Webb & Company, P. A., Independent Registered Public Accounting Firm, for incorporation by reference of their report in Form 10-K filed with the Commission on March 26, 2012, included in the Issuer's Registration Statement on Form S-3

Footnotes to Exhibits:

(1)	Incorporated by reference to our Report on Form 10-K filed with the Commission on April 1, 2010.
(2)	Filed herewith.

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UNDERTAKINGS

The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
iv.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tualatin, State of Oregon on April 2, 2012.

CUI Global, Inc.

By:	/s/ William J. Clough, Esq.	/s/ Daniel N. Ford
	William J. Clough, Esq.,	Daniel N. Ford,
	Chief Executive Officer/President	Chief Financial Officer and
Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement under Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Colton R. Melby	Director	April 2, 2012
Colton R. Melby

/s/ William J. Clough	Director	April 2, 2012
William J. Clough

/s/ Thomas A. Price	Director	April 2, 2012
Thomas A. Price

/s/ Sean P. Rooney	Director	April 2, 2012
Sean P. Rooney

/s/ Corey Lambrecht	Director	April 2, 2012
Corey Lambrecht

/s/ Matthew M. McKenzie	Director	April 2, 2012
Matthew M McKenzie

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